Exhibit 99.1

Blucora Announces First Quarter Results and Preliminary Tax Season Update

BELLEVUE, Wash., May 1, 2014 (BUSINESS WIRE) — Blucora, Inc. (NASDAQ: BCOR) today announced financial results for the first quarter ended March 31, 2014.

“Blucora executed well in the first quarter, with solid performance at TaxACT and focused attention at Monoprice and InfoSpace,” said Bill Ruckelshaus, President and Chief Executive Officer of Blucora. “The multi-year vision for Blucora is proceeding according to schedule. This year brings an important opportunity to address near-term challenges at our businesses, while continuing to invest against our long view and allocate resources where we see potential for compelling returns.”

Summary Financial Performance: Q1 2014

($ in millions except per share amounts)

	Q1 2014	Q1 2013	Growth
Revenues	$216.2	$165.3	31%
Search	$106.8	$100.6	6%
Tax Preparation	$72.3	$64.7	12%
E-Commerce	$37.1	N/A	N/A

Adjusted EBITDA	$56.9	$45.9	24%
Non-GAAP Net Income	$50.0	$42.0	19%
Non-GAAP Diluted EPS	$1.12	$0.95	18%

GAAP Net Income	$26.0	$23.6	10%
GAAP Diluted EPS	$0.58	$0.53	9%

See reconciliation of non-GAAP to GAAP measures in table below.

Segment Information

Tax Preparation

Tax preparation segment income for the first quarter of 2014 was $37.4 million or approximately 52 percent of revenue for the first quarter 2014.

For the six months ended June 30, 2014, TaxACT expects revenue growth of approximately 12 percent and segment income growth of 18 to 19 percent versus the prior year comparable period, with combined consumer and professional preparer e-file growth of more than 5 percent. The combined TaxACT offerings assisted approximately 6.9 million filers this tax season.

TaxACT professional preparer filings for the tax season grew approximately 9 percent compared to the same period last year. TaxACT consumer DDIY federal e-files for the tax season were approximately 5.5 million, up approximately 5 percent compared to the same period last year (see table below).

Consumer DDIY E-files

TaxACT Season-to-Date Federal Accepted E-Files* (in thousands)	Tax season ended
	April 16, 2014	April 16, 2013	% change
TaxACT online e-files	5,067	4,865	4%
TaxACT desktop e-files	246	270	-9%

TaxACT sub-total e-files	5,313	5,135	3%
TaxACT Free File Alliance e-files	210	147	43%

TaxACT total e-files	5,523	5,282	5%

*	Tax Season begins on the first day the IRS begins accepting e-files through tax day +1.

Search

Search segment income for the first quarter was $19.2 million or 18 percent of segment revenue for the first quarter 2014, up 5 percent compared to the first quarter of 2013.

E-Commerce

E-Commerce segment income was $3.5 million or 9 percent of segment revenue for the first quarter of 2014.

Corporate Operating Expenses

Unallocated corporate operating expenses for the first quarter of 2014 were $3.2 million, flat compared to the first quarter of 2013.

Second Quarter Outlook

For the second quarter of 2014, the Company expects revenues to be between $135.0 million and $145.5 million, Adjusted EBITDA to be between $26.0 million and $29.0 million, Non-GAAP Net Income to be between $20.3 million and $23.2 million, or $0.46 to $0.53 per diluted share, and GAAP Net Income to be between $6.2 million and $8.3 million, or $0.14 to $0.19 per diluted share.

Conference Call and Webcast

A conference call and live webcast will be held today at 2 p.m. Pacific time / 5 p.m. Eastern time during which the Company will further discuss first quarter results, its outlook for the second quarter 2014, and other business matters. The live webcast and supplemental materials are included in a current report on form 8-K filed today and can be accessed in the Investor Relations section of the Blucora corporate website at http://www.blucora.com. A replay of the call will also be available on our website.

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About Blucora®

Blucora, Inc. (NASDAQ: BCOR) operates a diverse group of Internet businesses. Its mission is to deliver long-term value to its customers, partners and shareholders through financial discipline, operational expertise, and technology innovation. Recently named one of Fortune® Magazine’s 100 Fastest-Growing Companies, Blucora’s online businesses reach millions of users worldwide every day. Blucora is headquartered in Bellevue, Washington. For more information, please visit www.Blucora.com.

Source: Blucora

Blucora Contact:

Stacy Ybarra, 425-709-8127

stacy.ybarra@blucora.com

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: general economic, industry, and market sector conditions; the timing and extent of market acceptance of developed products and services and related costs; our dependence on companies to distribute our products and services; the ability to successfully integrate acquired businesses; future acquisitions; the successful execution of the Company’s strategic initiatives, technology enhancements, operating plans, and marketing strategies; and the condition of our cash investments. A more detailed description of these and certain other factors that could affect actual results is included in Blucora, Inc.’s most recent Quarterly Report on Form 10-Q and subsequent reports filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Blucora, Inc. undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Blucora, Inc.

Preliminary Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended
	March 31, 2014	March 31, 2013
Revenues:
Services revenue	$179,044	$165,338
Product revenue, net	37,139	—

Total revenues	216,183	165,338
Operating expenses:
Cost of revenues:
Services cost of revenue (includes amortization of acquired intangible assets of $1,885 and $1,940)	71,293	76,987
Product cost of revenue	25,029	—

Total cost of revenues (1)	96,322	76,987
Engineering and technology (1)	4,135	2,538
Sales and marketing (1)	55,836	38,484
General and administrative (1)	8,632	6,384
Depreciation	1,058	517
Amortization of intangible assets	5,584	3,169

Total operating expenses	171,567	128,079
Operating income	44,616	37,259
Other loss, net (2)	(4,069)	(1,005)

Income before income taxes	40,547	36,254
Income tax expense	(14,560)	(12,646)

Net income	$25,987	$23,608

Net income per share:
Basic	$0.62	$0.58

Diluted (3)	$0.58	$0.53

Weighted average shares outstanding:
Basic	42,162	40,911
Diluted	44,521	44,294

(1)	Stock-based compensation expense was allocated among the following captions (in thousands):

	Three months ended
	March 31, 2014	March 31, 2013
Cost of revenues	$159	$219
Engineering and technology	429	253
Sales and marketing	919	477
General and administrative	1,901	1,536

Total stock-based compensation expense	$3,408	$2,485

(2)	Other loss, net was allocated among the following captions (in thousands):

	Three months ended
	March 31, 2014	March 31, 2013
Interest income	$(108)	$(55)
Interest expense	3,015	1,148
Amortization of debt issuance costs	281	107
Accretion of debt discounts	906	161
Gain on derivative instrument	—	(348)
Other	(25)	(8)

Other loss, net	$4,069	$1,005

(3)	Calculation for the three months ended March 31, 2013 excludes the income effect of a dilutive derivative instrument, as well as interest expense, amortization of debt issuance costs and accretion of debt discount on Convertible Senior Notes, net of tax effect.

Blucora, Inc.

Preliminary Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	March 31, 2014	December 31, 2013
ASSETS

Current assets:
Cash and cash equivalents	$142,756	$130,225
Available-for-sale investments	193,634	203,480
Accounts receivable, net	47,026	48,081
Other receivables	4,582	8,292
Inventories	29,513	28,826
Prepaid expenses and other current assets, net	10,364	9,774

Total current assets	427,875	428,678

Property and equipment, net	16,110	16,108
Goodwill	348,957	348,957
Other intangible assets, net	170,595	178,064
Other long-term assets	5,851	6,223

Total assets	$969,388	$978,030

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$56,001	$61,268
Accrued expenses and other current liabilities	28,187	31,109
Deferred revenue	6,641	7,510
Short-term portion of long-term debt, net	7,910	7,903
Convertible senior notes, net (1)	—	181,583

Total current liabilities	98,739	289,373

Long-term liabilities:
Long-term debt, net	69,218	113,193
Convertible senior notes, net (1)	182,457	—
Deferred tax liability, net	47,366	56,861
Deferred revenue	2,882	1,814
Other long-term liabilities	2,732	2,719

Total long-term liabilities	304,655	174,587

Total liabilities	403,394	463,960

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	1,491,966	1,466,043
Accumulated deficit	(925,990)	(951,977)
Accumulated other comprehensive income	14	—

Total stockholders’ equity	565,994	514,070

Total liabilities and stockholders’ equity	$969,388	$978,030

(1)	The convertibility of the Notes is determined at the end of each reporting period. If the Notes are determined to be convertible, they remain convertible until the end of the subsequent quarter and are classified in “Current liabilities”; otherwise, they are classified in “Long-term liabilities.” Depending upon the price of our common stock or the trading price of the Notes within the reporting period, the Notes could be convertible during one reporting period but not convertible during a comparable reporting period.

Blucora, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Three months ended
	March 31, 2014	March 31, 2013
Operating Activities:
Net income	$25,987	$23,608
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	3,408	2,485
Depreciation and amortization of intangible assets	8,864	6,112
Excess tax benefits from stock-based award activity	(22,743)	(17,842)
Deferred income taxes	(10,423)	(6,668)
Amortization of premium on investments, net	1,085	435
Amortization of debt issuance costs	281	107
Accretion of debt discounts	906	161
Gain on derivative instrument	—	(348)
Other	39	55
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	1,017	(6,225)
Other receivables	3,695	(284)
Inventories	(687)	—
Prepaid expenses and other current assets	347	3,587
Other long-term assets	75	(114)
Accounts payable	(5,267)	3,122
Deferred revenue	199	1,122
Accrued expenses and other current and long-term liabilities	19,812	22,486

Net cash provided by operating activities	26,595	31,799

Investing Activities:
Purchases of property and equipment	(1,247)	(1,543)
Change in restricted cash	—	231
Equity investment in privately-held company	—	(4,000)
Proceeds from sales of investments	12,272	—
Proceeds from maturities of investments	68,923	18,674
Purchases of investments	(72,415)	(62,077)

Net cash provided (used) by investing activities	7,533	(48,715)

Financing Activities:
Proceeds from issuance of convertible notes, net of debt issuance costs of $6,037	—	195,213
Proceeds from credit facilities	4,000	—
Repayment of credit facilities	(48,000)	—
Excess tax benefits from stock-based award activity	22,743	17,842
Proceeds from stock option exercises	86	293
Proceeds from issuance of stock through employee stock purchase plan	665	461
Tax payments from shares withheld upon vesting of restricted stock units	(1,091)	(536)

Net cash provided (used) by financing activities	(21,597)	213,273

Net increase in cash and cash equivalents	12,531	196,357
Cash and cash equivalents, beginning of period	130,225	68,278

Cash and cash equivalents, end of period	$142,756	$264,635

Blucora, Inc.

Preliminary Segment Information

(Unaudited)

(Amounts in thousands)

	Three months ended
	March 31, 2014	March 31, 2013

Revenues:
Search	$106,765	$100,601
Tax Preparation	72,279	64,737
E-Commerce	37,139	—

Total revenues	216,183	165,338

Operating income:
Search	19,230	18,270
Tax Preparation	37,402	30,784
E-Commerce	3,478	—
Corporate-level activity (1)	(15,494)	(11,795)

Total operating income	44,616	37,259

Other loss, net	(4,069)	(1,005)
Income tax expense	(14,560)	(12,646)

Net income	$25,987	$23,608

(1)	Corporate-level activity included the following (in thousands):

	Three months ended
	March 31, 2014	March 31, 2013
Operating expenses	$3,222	$3,198
Stock-based compensation	3,408	2,485
Depreciation	1,395	1,003
Amortization of intangible assets	7,469	5,109

Total corporate-level activity	$15,494	$11,795

Blucora, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Adjusted EBITDA Reconciliation (1)

(Unaudited)

(Amounts in thousands)

	Three months ended
	March 31, 2014	March 31, 2013
Net income (2)	$25,987	$23,608
Stock-based compensation	3,408	2,485
Depreciation and amortization of intangible assets	8,864	6,112
Other loss, net (3)	4,069	1,005
Income tax expense	14,560	12,646

Adjusted EBITDA	$56,888	$45,856

Preliminary Non-GAAP Net Income Reconciliation (1)

(Unaudited)

(Amounts in thousands, except per share amounts)

	Three months ended
	March 31, 2014	March 31, 2013
Net income (2)	$25,987	$23,608
Stock-based compensation	3,408	2,485
Amortization of acquired intangible assets	7,469	5,109
Accretion of debt discount on Convertible Senior Notes	874	132
Gain on derivative instrument	—	(348)
Cash tax impact of adjustments to GAAP net income	(54)	(163)
Non-cash income tax expense (1)	12,319	11,174

Non-GAAP net income	$50,003	$41,997

Per diluted share:
Net income	$0.58	$0.53	(4)
Stock-based compensation	0.07	0.06
Amortization of acquired intangible assets	0.17	0.11
Accretion of debt discount on Convertible Senior Notes	0.02	0.00	(4)
Gain on derivative instrument	—	0.00	(4)
Cash tax impact of adjustments to GAAP net income	0.00	0.00
Non-cash income tax expense	0.28	0.25

Non-GAAP net income per share	$1.12	$0.95

Weighted average shares outstanding used in computing diluted non-GAAP net income per share and its components	44,521	44,294

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance

(Amounts in thousands)

	Ranges for the three months ending June 30, 2014
Net income	$6,200	$8,300
Stock-based compensation	3,400	3,200
Depreciation and amortization of intangible assets	9,000	9,000
Other loss, net (3)	4,000	3,900
Income tax expense	3,400	4,600

Adjusted EBITDA	$26,000	$29,000

Preliminary Non-GAAP Net Income Reconciliation for Forward-Looking Guidance

(Amounts in thousands)

	Ranges for the three months ending June 30, 2014
Net income	$6,200	$8,300
Stock-based compensation	3,400	3,200
Amortization of acquired intangible assets	7,500	7,500
Accretion of debt discount on Convertible Senior Notes	900	900
Non-cash income tax expense	2,300	3,300

Non-GAAP net income	$20,300	$23,200

(1)	We define Adjusted EBITDA as net income, determined in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), excluding the effects of income taxes, depreciation, amortization of intangible assets, stock-based compensation, and other loss, net (as described in note (3) below).

We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income. Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We define non-GAAP net income as net income, determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets, accretion of debt discount on the Convertible Senior Notes, loss on debt extinguishment and modification expense, gains or losses on derivative instrument, other- than-temporary impairment losses on equity investments, the related cash tax impact of those adjustments, and non-cash income taxes. We exclude the non-cash portion of income tax expense because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which consist primarily of U.S. federal net operating losses. The majority of these deferred tax assets will expire, if unutilized, between 2020 and 2024.

We believe that non-GAAP net income and non-GAAP net income per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income and non-GAAP net income per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income. Other companies may calculate non-GAAP net income differently, and, therefore, our non-GAAP net income may not be comparable to similarly titled measures of other companies.

(2)	As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).
(3)	Other loss, net primarily includes items such as interest income, interest expense, amortization of debt issuance costs, accretion of debt discounts, loss on debt extinguishment and modification expense, gains or losses on derivative instrument, other-than-temporary impairment losses on equity investments, and adjustments to the fair values of contingent liabilities related to business combinations.
(4)	Calculation excludes the income effect of a dilutive derivative instrument, as well as interest expense, amortization of debt issuance costs and accretion of debt discount on Convertible Senior Notes, net of tax effect.